Exhibit 24

POWER OF ATTORNEY

We, the undersigned officers and directors of Cantor Fitzgerald Income Trust, Inc., (the “Company”) hereby authorize Adam M. Brajer, Prince Kudolo and Ari Buchen, or any of them, as attorney-in-fact, to sign on his behalf any form, or any amendment to such form, and any and all supplements or other instruments in connection therewith required to be filed by the undersigned pursuant to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 due to his capacity as a director for the Company and to file, at the request of the undersigned, the same, with all exhibits thereto, with the Securities and Exchange Commission. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of, and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

Dated: March 30, 2026

/s/ Brandon Lutnick
Brandon Lutnick, Chairman of the Board of Directors Signature

/s/ Kyle S. Lutnick
Kyle S. Lutnick, Director Signature

/s/ William Ferri
William Ferri, Chief Executive Officer (Principal Executive Officer) Signature

/s/ Danny H. Salinas
Danny H. Salinas, Officer Signature

/s/ Arthur Backal
Arthur Backal, Independent Director Signature

/s/ John Matteson
John Matteson, Independent Director Signature

/s/ Dean Palin
Dean Palin, Director Signature

/s/ Adam Brajer
Adam Brajer

/s/ Prince Kudolo
Prince Kudolo

/s/ Ari Buchen
Ari Buchen